US-DOCS\167961616.2 AMENDMENT NO. 1 Dated as of February 19, 2026 to FIFTH AMENDED AND RESTATED CREDIT AGREEMENT Dated as of June 26, 2025 THIS AMENDMENT NO. 1 (this “Amendment”) is made as of February 19, 2026 by and among Materion Corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Fifth Amended and Restated Credit Agreement dated as of June 26, 2025 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Company has informed the Administrative Agent and the Lenders that the Company desires to amend the Intercreditor Agreement to increase the “Maximum Dollar Amount” (as defined in the Intercreditor Agreement) in respect of the “Consignor Obligations” (as defined in the Intercreditor Agreement) permitted to have priority over the Secured Obligations with respect to the Metals Collateral (as defined in the Intercreditor Agreement) from $700,000,000 to $850,000,000, as set forth in that certain Amendment No. 4 to Second Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement Amendment”) in substantially the form provided to the Lenders in connection with this Amendment; WHEREAS, the Company has requested (i) that the requisite Lenders approve, and direct the Administrative Agent to enter into, the Intercreditor Agreement Amendment and (ii) that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement; WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Consent. In reliance on the representations and warranties of the Company set forth in Section 4 below, the Required Lenders hereby consent to, and authorize and direct the Administrative Agent to enter into, the Intercreditor Agreement Amendment and approve the terms set forth therein. 2. Amendments to the Credit Agreement. Effective as of the date of satisfaction (or waiver) of the conditions precedent set forth in Section 3 below (such date, the “Amendment No. 1 Effective Date”), the parties hereto agree that the Credit Agreement shall be amended by replacing the text “$700,000,000” appearing in the definition of “Consolidated Funded Debt,” the definition of “Permitted Precious Metals Agreements,” and Section 6.01(h) of the Credit Agreement, in each case with the text Exhibit 4.1 EXECUTION COPY

2 “$850,000,000”. The Credit Agreement as so amended is referred to herein as the “Amended Credit Agreement”. 3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent: (a) The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors. (b) The Administrative Agent shall have received, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Effective Date (except as otherwise reasonably agreed by the Company), payment and/or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable out-of-pocket fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents, subject to the provisions of Section 9.03 of the Credit Agreement. The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding. 4. Representations and Warranties of the Company. The Company hereby represents and warrants as follows: (a) This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 1 Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) only as of such specified date). 5. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. (b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and

3 agreements executed and/or delivered in connection therewith. (d) This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement. 6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to its conflicts of laws principles. 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. [Signature Pages Follow]

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written. MATERION CORPORATION, as the Company By:_______________________________________ Name: Shelly M. Chadwick Title: Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement KEYBANK NATIONAL ASSOCIATION, as a Lender By Name: John R. Macks Title: Senior Vice President

Signature Page to Amendment No. 1 to Fifth Amended and Restated Credit Agreement MUFG BANK, LTD., as a Lender By Name: Cynthia Ly Title: Vice President

CONSENT AND REAFFIRMATION Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Fifth Amended and Restated Credit Agreement dated as of June 26, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Materion Corporation, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of February 19, 2026 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment. Dated: February 19, 2026 [Signature Page Follows]

Signature Page to Consent and Reaffirmation to Amendment No. 1 to Fifth Amended and Restated Credit Agreement dated as of June 26, 2025 MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. By:______________________________ Name: Michael D. Kochel Title: Vice President and Treasurer MATERION BRUSH INC. By:______________________________ Name: Michael D. Kochel Title: Vice President and Treasurer MATERION NATURAL RESOURCES INC. By:______________________________ Name: Michael D. Kochel Title: Treasurer MATERION NEWTON INC. By:______________________________ Name: Michael D. Kochel Title: Vice President and Treasurer MATERION TECHNICAL MATERIALS INC. By:______________________________ Name: Michael D. Kochel Title: Vice President and Treasurer